                                                                    Exhibit 4.1

    ------------------------------------------------------------------------

              THE HOCKEY COMPANY AND SPORT MASKA INC., AS ISSUERS

                                       AND

             THE SUBSIDIARY GUARANTORS NAMED THEREIN, AS GUARANTORS

                                       AND

                              THE BANK OF NEW YORK,

                                   AS TRUSTEE

                      ------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE
                            DATED AS OF MAY 22, 2003

                      ------------------------------------

                               UNITS CONSISTING OF
           11 1/4% SENIOR SECURED NOTES OF THE HOCKEY COMPANY DUE 2009
            11 1/4% SENIOR SECURED NOTES OF SPORT MASKA INC. DUE 2009

    ------------------------------------------------------------------------

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                                                                              /2

          FIRST SUPPLEMENTAL INDENTURE, dated as of May 22, 2003 (the "FIRST SUPPLEMENTAL INDENTURE"), among The Hockey Company, a Delaware corporation (the "COMPANY"), Sport Maska Inc., a New Brunswick corporation ("SUBSIDIARY ISSUER" and, together with the Company, the "ISSUERS"), the Guarantors (as defined therein) and The Bank of New York, as trustee (the "TRUSTEE").


          WHEREAS, the Issuers and Guarantors have duly authorized, executed and delivered to the Trustee that certain Indenture, dated as of April 3, 2002 and as supplemented from time to time (the "INDENTURE"), pursuant to which the Issuers' 11 1/4% Senior Secured Note Units due 2009 (the "INITIAL UNITS"), each Unit consisting of $500 principal amount of 11 1/4% Senior Secured Notes of the Company (the "PARENT NOTES") and $500 principal amount of 11 1/4% Senior Secured Notes of Subsidiary Issuer (the "SUBSIDIARY ISSUER NOTES" and, together with the Parent Notes, the "NOTES"), were issued;

          WHEREAS, in order principally to take advantage of beneficial tax treatment for intercompany financing arrangements by having a Swedish company, rather than a U.S. company, as the direct parent of certain of its subsidiaries, the Company completed a reorganization as of December 31, 2002 of its European subsidiaries whereby a Swedish holding company, named Nordic Hockey Company AB ("NORDIC HOCKEY COMPANY"), was formed and, pursuant to a series of share transfers and contributions, became the direct parent company of each of Jofa Holding AB and KHF Sports Oy;

          WHEREAS, pursuant to Section 4.14 of the Indenture, if the Company were to so organize another Restricted Subsidiary, then such Restricted Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary unconditionally guarantees on a senior secured basis all of the Issuers' obligations under the Notes and the Indenture on the terms set forth in the Indenture;

          AND WHEREAS, the parties wish to execute this First Supplemental Indenture in order to so comply with Section 4.14;

          NOW, THEREFORE, the Issuers and the Guarantors covenant and agree with the Trustee, for the benefit of those who shall hold the Initial Units and related Notes from time to time, as hereinafter set forth.


                                    ARTICLE 1
                                  DEFINED TERMS

     In this First Supplemental Indenture and in the recitals hereto, except as otherwise expressly provided herein or unless the context otherwise requires, words and expressions which are defined in the Indenture shall have the meanings, when used herein and in the recitals hereto, as are ascribed to them in the Indenture.

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                                    ARTICLE 2
                                    GUARANTEE

     2.1 Nordic Hockey Company, as a Guarantor, hereby irrevocably and unconditionally, jointly and severally, guarantees (such guarantee to be referred to under the Indenture as a "GUARANTEE"), to each of the Holders and to the Trustee and to their respective successors and assigns that (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Issuers to the Holders or the Trustee under the Indenture or thereunder will be promptly paid in full or performed, all in accordance with the terms of the Indenture and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of CLAUSES (i) and (ii) above, to the limitations set forth in SECTION 10.04 of the Indenture. Nordic Hockey Company, as a Guarantor, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, Units or the Indenture. The absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions of the Indenture or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Nordic Hockey Company, as a Guarantor. Nordic Hockey Company, as a Guarantor, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Agreement and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Nordic Hockey Company, as a Guarantor, further agrees that, as between each Guarantor, on the one hand, and the Holders and Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in ARTICLE SIX of the Indenture for the purposes of this Guarantee, and (y) in the event of any acceleration of such obligations as provided in ARTICLE SIX, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

          Notwithstanding any other provision of this First Supplemental Indenture or ARTICLE TEN of the Indenture, the amount guaranteed by Nordic Hockey Company, as a Guarantor incorporated in Sweden under this First Supplemental Indenture or ARTICLE TEN of the Indenture shall be limited if, and only if, required by an application of the provisions of the Swedish Companies Act (Sw. Aktiebolagslagen 1975:1385) in force from time to time regulating the distribution of assets (including profits/dividends) and limiting the amount of the guarantee to unrestricted equity in such Guarantor.

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                                                                              /4

                                    ARTICLE 3
                            MISCELLANEOUS PROVISIONS

3.1  Interpretation

     This First Supplemental Indenture is a supplemental indenture executed pursuant to Section 4.14 of the Indenture. Upon execution, delivery and effectiveness pursuant to this First Supplemental Indenture, the Indenture shall be modified and amended in accordance with this First Supplemental Indenture.

3.2  Successors and Assigns

     All covenants and agreements in this First Supplemental Indenture by the Issuers, Nordic Hockey Company and the other Guarantors or the Trustee shall bind and inure to the benefit of their respective successors and assigns.

3.3  Governing Law

     This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of any state or federal court located in the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture.

3.4  Duplicate Originals

     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be deemed an original, but all of them together shall represent the same agreement.

3.5  Ratification by Trustee

     Except as expressly supplemented or amended as set forth in this First Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by Indenture, as amended and supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this First Supplemental Indenture.

3.6  Trustee Disclaimer

     The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, except with respect to the execution hereof by the Trustee, nor shall the Trustee be responsible for or in respect of the recitals contained herein, all of which are made solely by the Issuers and the Guarantors.

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                                                                              /5

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.


                          THE HOCKEY COMPANY


                          By:   /s/ Robert A. Desrosiers
                             ---------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Chief Financial Officer and Vice President,
                                    Finance and Administration


                          SPORT MASKA INC.


                          By:   /s/ Robert A. Desrosiers
                             ---------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President, Finance and Administration



                          SPORTS HOLDINGS CORP., as a Guarantor


                          By:   /s/ Robert A. Desrosiers
                             ---------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President, Finance and Administration


                          MASKA U.S., INC., as a Guarantor


                          By:   /s/ Robert A. Desrosiers
                             ---------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President, Finance and Administration


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                                                                              /6

                          SLM TRADEMARK ACQUISITION CORP., as a Guarantor


                          By:   /s/ Robert A. Desrosiers
                             ---------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President, Finance and Administration


                          WAP HOLDINGS INC., as a Guarantor


                          By:   /s/ Robert A. Desrosiers
                             ---------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President, Finance and Administration


                          SLM TRADEMARK ACQUISITION CANADA CORP.,
                          as a Guarantor


                          By:   /s/ Robert A. Desrosiers
                             ---------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Vice President, Finance and Administration


                          JOFA AB, as a Guarantor


                          By:   /s/ Robert A. Desrosiers
                             ---------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Authorized Signatory


                          JOFA HOLDING AB, as a Guarantor


                          By:   /s/ Robert A. Desrosiers
                             ---------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Authorized Signatory


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                                                                              /7

                          NORDIC HOCKEY COMPANY AB, as a Guarantor


                          By:   /s/ Robert A. Desrosiers
                             ---------------------------------------------------
                             Name:  Robert A. Desrosiers
                             Title: Authorized Signatory


                          THE BANK OF NEW YORK, as Trustee


                          By:   /s/ Patricia M. Phillips
                             ---------------------------------------------------
                             Name:  Patricia M. Phillips
                             Title: Assistant Vice President


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                                                                              /8

                                                                       EXHIBIT A

                                FORM OF GUARANTEE

     Nordic Hockey Company AB and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees, on an unsecured senior basis, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of The Hockey Company (the "COMPANY") to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and Section 2.1 of the First Supplemental Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee. Capitalize terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

     No stockholder, employee, officer, director or incorporator, as such, past, present or future, of Nordic Hockey Company AB shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator. Each Holder by accepting this Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantees. This Guarantee shall be binding upon Nordic Hockey Company AB and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     THE TERMS OF ARTICLE TEN OF THE INDENTURE AND SECTION 2.1 OF THE FIRST SUPPLEMENTAL INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.


                                 NORDIC HOCKEY COMPANY AB



                                 By:
                                    --------------------------------------------
                                    Name:  Robert A. Desrosiers
                                    Title: Authorized Signatory


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                                                                       EXHIBIT B

                                FORM OF GUARANTEE

     Nordic Hockey Company AB and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees, on an unsecured senior basis, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Sport Maska Inc. (the "COMPANY") to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and Section 2.1 of the First Supplemental Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee. Capitalize terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

     No stockholder, employee, officer, director or incorporator, as such, past, present or future, of Nordic Hockey Company AB shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator. Each Holder by accepting this Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantees. This Guarantee shall be binding upon Nordic Hockey Company AB and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     THE TERMS OF ARTICLE TEN OF THE INDENTURE AND SECTION 2.1 OF THE FIRST SUPPLEMENTAL INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.


                                 NORDIC HOCKEY COMPANY AB



                                 By:
                                    --------------------------------------------
                                    Name:  Robert A. Desrosiers
                                    Title: Authorized Signatory